Ehibit 99.1

                                            For further information contact:
                                            Steven Bono (COM) 630.663.2150
                                            Steven Preston (CFO) 630.663.2260
                                            Bruce Byots (INV) 630.663.2906


FOR IMMEDIATE RELEASE
April 24, 2003


                       SERVICEMASTER REPORTS PRELIMINARY
                       ---------------------------------
                           2003 FIRST QUARTER RESULTS
                           --------------------------

     DOWNERS GROVE, Illinois,  April 24, 2003 - The ServiceMaster Company (NYSE:
SVM) today announced preliminary first quarter 2003 revenues of $735 million, consistent with the prior year. First quarter 2003 earnings per share was $.02 compared with $.04 in 2002. As disclosed in the Company's Form 10-K, quarterly results for 2002 have been restated to treat certain TruGreen ChemLawn pre-season advertising and other first quarter costs, previously deferred into subsequent quarters, as current period costs.

     "We reported disappointing financial results in the face of difficult conditions. Cold weather significantly reduced termite and pest activity, causing a decline in lead flow at Terminix across southern regions of the country. And although lawn care customer counts increased at TruGreen, late season snowfall delayed our production season into later quarters," commented Jonathan Ward, Chairman and Chief Executive Officer. "We view both of these situations as temporary set-backs in our ability to grow and create value."

     "In light of these trends, we are moving aggressively to control costs, while keeping service levels high in every one of our brands. At the same time, we are using new consumer research to adjust our go-to-market strategies and sharpen our brand value propositions to create a sustainable competitive advantage," said Ward.

Review of Cash Flows
--------------------

     Net cash flow used for operations was $37 million in the quarter, compared to operations providing net cash of $26 million in the previous year. The reduction is a result of lower earnings and an increase in the use of working capital, primarily due to the timing and amount of customer prepayments at TruGreen, as well as the timing of certain payables and accruals.

Outlook
-------

     "We are focused on building organic growth and margin expansion by transforming our customer's service experience," said Ward. "We anticipate that, despite economic and adverse weather conditions, our business units will generate revenue and operating income growth in 2003. With the exception of an unusual set-back at Terminix, we believe we will continue to grow new customers and retention rates through the year, demonstrating the fundamental strength of our service lines."

     "However, we expect this business growth to be offset by the increased cost of a higher tax rate and investment in various marketing, technology and compliance initiatives," concluded Ward. "These factors, combined with the current business trends, lead us to estimate that our 2003 earnings per share will match last year's figure."

Business Review by Segment
--------------------------

TruGreen

     For the first quarter of 2003, the TruGreen segment reported revenues of $226 million, down 1 percent compared with the prior year. Although lawn care customer counts increased more than 2 percent, applications completed declined significantly, leading to an 8 percent decline in revenue. This decline was wholly attributable to adverse weather in March in several key regions that delayed the normal completion of service anticipated to occur during the first quarter. Most, if not all of this service should be made up in the second and third quarters.

     These same weather patterns strengthened the performance of the landscaping unit, as revenues increased 5 percent in the quarter reflecting an increase in markets where snow removal services are provided. Segment operating loss for the quarter was $9 million compared with operating income of $7 million in the prior year. The decline in margins was primarily due to the lower level of lawn care production.

Terminix

     The Terminix segment reported first quarter 2003 revenues of $227 million, up 3 percent as compared to 2002. Revenues increased because of higher customer renewals and an increase in the commercial customer base. However, adverse weather conditions resulted in significantly reduced termite and pest activity in many southern regions. As a result, new sales declined in both pest and termite service lines. The Company believes it is unlikely to recover lost swarm-related termite revenue in these regions because of the seasonal nature of this activity. Operating income for the quarter was $34 million compared with $38 million in the prior year. Lower margins reflected the reduction in new sales as well as incremental costs associated with unit's new information system. The implementation of the system is anticipated to be completed by the second quarter of 2004.

American Home Shield

     The American Home Shield (AHS) segment reported first quarter revenues of $94 million, up 10 percent compared to the prior period, despite a softening in new real estate listings in January and February. This growth was supported by a significant increase in renewals. However, in channels where AHS payments are included in mortgage statements, mortgage refinancings have led to higher cancellations. Operating income for the quarter was $8 million compare with $3 million in 2002. Margins in AHS were higher because of volume growth, a lower claims rate and favorable trending of prior year claims.

American Residential Services and American Mechanical Services

     First quarter revenues in the American Residential Services (ARS) and American Mechanical Services (AMS) segment were $151 million, a decline of 8 percent as compared to the prior year, primarily reflecting a reduction in HVAC construction and a moderate decline in plumbing revenue, partially offset by an increase in add-on replacement HVAC activity. Despite the decrease in sales, gross margins improved in both the plumbing and the HVAC repair and replacement service lines. Operating loss for the quarter was $1 million compared with $3 million in the prior year.

Other Operations

     First quarter revenues in the Other Operations segment were $36 million and $34 million in 2003 and 2002, respectively. Revenue increased 7 percent reflecting higher earned revenue at ServiceMaster Clean and Merry Maids. The Segment reported a first quarter operating loss of $7 million compared with a loss of $5 million in the prior year reflecting continuing growth in the profit of its franchise businesses, offset by higher costs related to marketing, technology and compliance initiatives.

Conference Call Details
-----------------------

     The Company will review these results and discuss its outlook in a call at 10:00 a.m. CT on April 24, 2003. Interested parties may listen to the call at
(800) 670-3547. The conference call will include Jon Ward, Chairman and Chief Executive Officer, and Steven Preston, Chief Financial Officer. The call will be broadcast live and can be accessed at the ServiceMaster web site, www.svm.com. The call will be archived on the site for 30 days and may also be accessed for seven days at (800) 633-8284 (#21140560).

Company Overview
----------------

     ServiceMaster currently provides outsourcing services for more than 10.5 million residential and commercial customers. As America's Service Brands for Home and Business, the core service capabilities of ServiceMaster include lawn care and landscape maintenance, termite and pest control, plumbing, heating and air conditioning services, cleaning, furniture repair and home warranty.

     These services are provided through a network of over 5,400 company-owned and franchised service centers and business units operating under leading brands which include Terminix, TruGreen ChemLawn, TruGreen LandCare, American Residential Services, Rescue Rooter, American Mechanical Services, American Home Shield, ServiceMaster Clean, AmeriSpec, Merry Maids and Furniture Medic.

Business Segments
-----------------

     The Company is primarily comprised of five business segments:

     The TruGreen segment includes the lawn care operations performed under the TruGreen ChemLawn brand name and landscaping services provided under the TruGreen LandCare brand name. The Terminix segment includes domestic termite and pest control services. The American Residential Services and American Mechanical Services segment includes heating, ventilation, air conditioning and plumbing services provided under the ARS, AMS and Rescue Rooter brand names. The American Home Shield segment offers warranty contracts on home systems and appliances and home inspection services through AmeriSpec. The Other Operations segment includes the Company's franchised operations, which include ServiceMaster Clean, Merry Maids, Furniture Medic, the Company's international operations and headquarters.

Forward-Looking Statements
--------------------------

     This press release contains statements concerning future results and other matters that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends that these forward-looking statements, which look forward in time and include everything other than historical information, be subject to the safe harbors created by such legislation. The Company notes that these forward-looking statements involve risks and uncertainties that could affect its results of operations, financial condition or cash flows. Factors that could cause actual results to differ materially from those expressed or implied in a forward-looking statement include the following (among others): extreme weather conditions that affect the demand for the Company's services; competition in the markets served by the Company; labor shortages or increases in wage rates; unexpected increases in operating costs, such as higher insurance, health care or fuel prices; increased governmental regulation of telemarketing; general economic conditions in the United States, especially as they may affect home sales or consumer spending levels; time and expenses associated with integrating and winding down businesses; and other factors described from time to time in documents filed by the Company with the Securities and Exchange Commission.

THE SERVICEMASTER COMPANY
(IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                         THREE MONTHS ENDED
                                                                              March 31,
STATEMENTS OF INCOME
                                                                      2003                2002
                                                                -----------------   ------------------
OPERATING REVENUE                                                      $ 734,679            $ 734,263

OPERATING COSTS AND EXPENSES:
Cost of services rendered and products sold                              538,554              530,811
Selling and administrative expenses                                      169,624              161,602
Goodwill, trade name and other intangible amortization                     1,640                2,154
                                                                -----------------   ------------------
Total operating costs and expenses                                       709,818              694,567
                                                                -----------------   ------------------

OPERATING INCOME                                                          24,861               39,696


NON-OPERATING EXPENSE (INCOME):
Interest expense                                                          16,283               22,541
Interest and investment income                                            (1,219)              (2,932)
Minority interest and other expense, net                                   2,072                1,570
                                                                -----------------   ------------------

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES                      7,725               18,517
Provision for income taxes                                                 3,050                6,659
                                                                -----------------   ------------------

INCOME FROM CONTINUING OPERATIONS                                          4,675               11,858

Discontinued Operations, net of income taxes                                   -                 (217)
                                                                -----------------   ------------------

NET INCOME                                                       $        4,675      $         11,641
                                                                =================   ==================

DILUTED EARNINGS PER SHARE (1):

Income from Continuing Operations                                         $ 0.02              $ 0.04

Discontinued Operations, net                                                   -                   -
                                                                         -------              ------
DILUTED EARNINGS PER SHARE                                               $ 0.02               $ 0.04
                                                                         =======              ======


NUMBER OF SHARES - DILUTED                                               301,635             307,085

DIVIDENDS PER SHARE                                                     $  0.105              $ 0.10
                                                                        ========              ======

PRICE RANGE PER SHARE:
     High Price                                                           $11.41              $14.50
     Low Price                                                              8.95               13.16





THE SERVICEMASTER COMPANY
(IN THOUSANDS)                                                                 AS OF

CONDENSED BALANCE SHEETS                                              MARCH 31,     December 31,
                                                                         2003          2002
                                                                      -----------   -----------
                                            ASSETS
Cash and cash equivalents                                              $ 104,276     $ 227,409
Marketable securities                                                     92,518        75,194
Receivables, net of allowances                                           341,704       332,186
Inventories and other current assets                                     347,191       278,731
Assets in discontinued operations                                          1,183         5,654
                                                                      -----------   -----------
   Total Current Assets                                                  886,872       919,174
                                                                      -----------   -----------
Intangible assets, primarily trade names
  and goodwill, net of accumulated amortization                        2,194,259     2,177,561
Property and equipment, net of accumulated depreciation                  192,689       194,877
Notes receivable, long-term securities, and other assets                 122,502       123,326
                                                                      -----------   -----------
     Total Assets                                                     $ 3,396,322   $ 3,414,938
                                                                      ===========   ===========

                                      LIABILITIES AND EQUITY
Current liabilities                                                    $ 795,201     $ 775,816
Liabilities in discontinued operations                                    19,767        32,113
Current debt maturities                                                   33,342        31,135
                                                                      -----------   -----------
   Total Current Liabilities                                             848,310       839,064
                                                                      -----------   -----------
Long-term debt                                                           796,888       804,340
Other long-term obligations                                              426,264       423,725
Liabilities in discontinued operations                                    28,800        28,800
Minority interest                                                        100,309       100,309
Shareholders' equity                                                   1,195,751     1,218,700
                                                                      -----------   -----------
     Total Liabilities and Shareholders' Equity                       $ 3,396,322   $ 3,414,938
                                                                      ===========   ===========


                                                                         THREE MONTHS ENDED
                                                                              MARCH 31,
STATEMENTS OF CASH FLOWS
                                                                         2003          2002
                                                                      -----------   -----------

CASH AND CASH EQUIVALENTS AT JANUARY 1                                 $ 227,409     $ 402,644

CASH FLOWS FROM OPERATIONS:

NET INCOME                                                                 4,675        11,641
Adjustments to reconcile net income to net cash flows from operations:
   Loss from discontinued operations                                           -           217
   Depreciation                                                           12,682        12,205
   Amortization                                                            1,640         2,154
   Deferred income tax expense                                             2,448         8,890
   Change in working capital, net of acquisitions                        (60,801)      (11,100)
   Other, net                                                              1,911         1,830
                                                                      -----------   -----------
NET CASH PROVIDED FROM (USED FOR) OPERATIONS                             (37,445)       25,837
                                                                      -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Property additions                                                    (10,170)       (9,652)
   Sale of equipment and other assets                                        980           790
   Business acquisitions, net of cash acquired                           (13,070)       (4,412)
   Notes receivable, financial investments and securities                (14,016)        7,060
                                                                      -----------   -----------
NET CASH USED FOR INVESTING ACTIVITIES                                   (36,276)       (6,214)
                                                                      -----------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net payments of debt                                                  (10,549)      (54,127)
   Purchase of ServiceMaster stock                                        (1,901)            -
   Shareholders' dividends                                               (31,359)      (29,402)
   Other                                                                   2,273         6,354
                                                                      -----------   -----------
NET CASH USED FOR FINANCING ACTIVITIES                                   (41,536)      (77,175)
                                                                      -----------   -----------
                                                                      -----------   -----------
CASH USED FOR DISCONTINUED OPERATIONS                                     (7,876)      (26,234)
                                                                      -----------   -----------
CASH DECREASE DURING THE PERIOD                                         (123,133)      (83,786)
                                                                      -----------   -----------

CASH AND CASH EQUIVALENTS AT MARCH 31                                  $ 104,276     $ 318,858
                                                                      ===========   ===========


Note:
(1) The weighted average common shares for the diluted earnings per share calculation includes the incremental effect related to outstanding options whose market price is in excess of the exercise price. Shares potentially issuable under convertible securities have not been considered in the diluted earnings per share calculations for both periods as their impact is anti-dilutive.

The following table reconciles both the numerator and the denominator of the basic earnings per share from continuing operations computation to the numerator and the denominator of the diluted earnings per share from continuing operations computation:

     (in thousands, except per share data)

                                            Three months ended March 31, 2003          Three months ended March 31, 2002
                                        ------------------------------------------   ---------------------------------------
                                               INCOME       SHARES           EPS        INCOME        SHARES         EPS
                                               ------       ------           ---        ------        ------         ---
     CONTINUING OPERATIONS:
     Basic EPS                                $ 4,675       297,801         $0.02      $ 11,858       300,173         $0.04
     Effect of dilutive securities-options                    3,834                                     6,912
                                        --------------   -----------                 -----------   -----------
     Diluted EPS                              $ 4,675       301,635         $0.02      $ 11,858       307,085         $0.04
                                        ==============   ===========   ===========   ===========   ===========   ===========


THE SERVICEMASTER COMPANY
(IN THOUSANDS)


                                                                           SEGMENT SUMMARIES

                                                                 FOR THE THREE MONTHS ENDED MARCH 31,
                                                                                                 Percent
                                                                    2003           2002           Change
                                                             --------------  --------------  --------------
    OPERATING REVENUE:
       TruGreen                                                  $ 225,869       $ 229,143             -1%
       Terminix                                                    226,920         220,273              3%
       American Home Shield                                         94,224          85,916             10%
       ARS/AMS                                                     151,433         165,091             -8%
       Other Operations                                             36,233          33,840              7%
                                                             --------------  --------------  --------------
    TOTAL OPERATING REVENUE                                      $ 734,679       $ 734,263              0%
                                                             ==============  ==============  ==============

    OPERATING INCOME:
       TruGreen                                                   $ (8,830)        $ 6,524             N/A
       Terminix                                                     33,528          37,936            -12%
       American Home Shield                                          8,159           3,355            143%
       ARS/AMS                                                      (1,170)         (2,886)            59%
       Other Operations                                             (6,826)         (5,233)           -30%
                                                             --------------  --------------  --------------
    TOTAL OPERATING INCOME                                        $ 24,861        $ 39,696            -37%
                                                             ==============  ==============  ==============


                                                                              AS OF MARCH 31,
                                                                                                Percent
                                                                 2003            2002           Change
                                                             --------------  --------------  --------------
    CAPITAL EMPLOYED:
       TruGreen                                                $ 1,014,550     $ 1,027,316             -1%
       Terminix                                                    602,068         603,026              0%
       American Home Shield                                        101,725          88,529             15%
       ARS/AMS                                                     394,483         421,493             -6%
       Other Operations and Discontinued Operations                 13,464         274,903             N/A
                                                             --------------  --------------  --------------
    TOTAL CAPITAL EMPLOYED                                     $ 2,126,290     $ 2,415,267            -12%
                                                             ==============  ==============  ==============


                                                               KEY PERFORMANCE INDICATORS

                                                              ROLLING TWELVE MONTH METRICS
                                                                     AS OF MARCH 31,

                                                                 2003            2002
                                                             --------------  --------------
       TRUGREEN -
         Growth in Full Program Contracts                               2%             -2%
         Customer Retention Rate                                     63.5%           62.2%

       TERMINIX -
         Growth in Pest Control Customers                               1%             11%
         Pest Control Customer Retention Rate                        75.2%           77.1%

         Growth in Termite Customers                                    0%              8%
         Termite Customer Retention Rate                             88.6%           89.9%

       AMERICAN HOME SHIELD -
         Growth in Warranty Contracts                                  12%             15%
         Customer Retention Rate                                     53.3%           52.6%
